As filed with the Securities and Exchange Commission on April 16, 2007

Registration No. 333-82847

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________________________________________

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________________________________

ANGELICA CORPORATION
(Exact name of registrant as specified in its charter)

MISSOURI	424 South Woods Mill Road	43-0905260
(State or other jurisdiction of	Chesterfield, Missouri 63017-3406	(I.R.S. Employer
incorporation or organization)	(314) 854-3800	Identification No.)
(Address of Principal Executive Offices)

ANGELICA CORPORATION 1999 PERFORMANCE PLAN
(Full title of the plan)

STEVEN L. FREY
Vice-President, General Counsel and Secretary
Angelica Corporation
424 South Woods Mill Road
Chesterfield, Missouri 63017-3406
(314) 854-3800
(Name, address and telephone numbers,
including area code, of agent for service)

Copy to:
ROBERT M. LAROSE, ESQ.
Thompson Coburn LLP
One US Bank Plaza
St. Louis, Missouri 63101
Telephone: (314) 552-6000
Facsimile: (314) 552-7000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Angelica Corporation Common Stock, $1.00 par value (1)	250,000(2)	$28.53	$7,132,500	$218.97

(1) Includes one attached Preferred Share Purchase Right per share.

(2)     Represents 250,000 shares added to the Angelica Corporation 1999 Performance Plan, as amended. The amended plan was approved at the Registrant’s 2006 annual meeting of shareholders held on October 31, 2006.

(3)     Estimated solely for the purposes of computing the Registration Fee pursuant to the provisions of Rule 457(c) and (h), based upon a price of $28.53 per share, being the average of the high and low sale per share prices of common stock, $1.00 par value, of the Registrant as reported on the New York Stock Exchange on April 12, 2007.

EXPLANATORY NOTE

ANGELICA CORPORATION 1999 PERFORMANCE PLAN

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 of Angelica Corporation (the “Registrant”) is being filed pursuant to General Instruction E of Form S-8 in connection with the registration of an additional two hundred fifty thousand (250,000) shares of the Registrant’s common stock, $1.00 par value per share (“Common Stock”), and attached Preferred Share Purchase Rights, to be issued pursuant to the Angelica Corporation 1999 Performance Plan (the “Plan”). The contents of the Registration Statement on Form S-8 (File No. 333-82847), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 14, 1999, as amended by Post-Effective Amendment No. 1 filed with the Commission on April 20, 2005, under which eight hundred fifty thousand (850,000) shares of Common Stock were registered for issuance under the Plan are incorporated herein by reference.

The board of directors of the Registrant amended and restated the Plan on August 29, 2006, and such amendment and restatement was approved by the Registrant’s stockholders on October 31, 2006. In addition to reserving an additional two hundred fifty thousand (250,000) shares of the Registrant’s Common Stock for issuance under the Plan, this amendment and restatement of the Plan provided that restricted stock awards that are forfeited will be added back to the maximum number of shares authorized for issuance under the Plan and prohibited the Registrant from effecting a “repricing” (as defined in the Plan) of options or other benefits under the Plan without shareholder approval. The Plan, as amended and restated, is attached as Appendix B to the Registrant’s Proxy Statement on Schedule 14A (File No. 001-05674), filed by the Registrant with the Commission on October 6, 2006, and is hereby incorporated by reference into this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

See Exhibit Index on page 5 hereof.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on April 16, 2007.

ANGELICA CORPORATION

By /s/ Stephen M. O’Hara
   Stephen M. O’Hara
   Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Stephen M. O’Hara Stephen M. O’Hara	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 16, 2007
/s/ James W. Shaffer James W. Shaffer	Vice President and Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	April 16, 2007
/s/ James R. Henderson James R. Henderson	Director	April 16, 2007
* Don W. Hubble	Director	April 16, 2007
* Ronald J. Kruszewski	Director	April 16, 2007

Signature	Title	Date
* Charles W. Mueller	Director	April 16, 2007
/s/ John J. Quicke John J. Quicke	Director	April 16, 2007
/s/ Ronald N. Riner, M.D. Ronald N. Riner, M.D.	Director	April 16, 2007
* Kelvin R. Westbrook	Director	April 16, 2007

*By /s/ Stephen M. O’Hara
Stephen M. O’Hara
Attorney-in-fact

Stephen M. O’Hara, by signing his name hereto, does sign this document on behalf of the individuals named above, pursuant to a power of attorney duly executed by such individuals, previously filed as Exhibit 24.1 to the Post Effective Amendment No. 1 to Registration Statement on Form S-8 filed on April 20, 2005.

EXHIBIT INDEX

Exhibit No.
4.1

Restated Articles of Incorporation of the Registrant, as currently in effect. Filed as Exhibit 3.1 to the Registrant’s Form 10-K (File No. 001-05674) for the fiscal year ended January 26, 1991, and incorporated herein by reference.

4.2	Current By-Laws of the Registrant. Filed as Exhibit 3.2 to the Registrant’s Form 10-K for the fiscal year ended January 27, 2007, and incorporated herein by reference.
4.3

Rights Agreement dated as of August 27, 1998, between Angelica Corporation and UMB Bank, N.A., filed as Exhibit 1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-05674) on August 28, 1998, as amended by Amendment No. 1 dated August 29, 2006, filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 5, 2006, and Amendment No. 2 dated August 29, 2006, filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 22, 2006, and incorporated herein by reference.

5.1	Opinion of Thompson Coburn LLP as to the legality of the securities being registered.
23.1	Consent of Deloitte & Touche, LLP.
23.2	Consent of Thompson Coburn LLP (included in Exhibit 5.1).
24.1	Power of Attorney (set forth on signature page hereto).
99.1

Angelica Corporation 1999 Performance Plan, attached as Appendix B to the Registrant’s Proxy Statement on Schedule 14A (File No. 001-05674), filed by the Registrant with the Commission on October 6, 2006, and incorporated herein by reference.